UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2004

          First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-11242	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 N. Sixth Street, Indiana, PA	15701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (724) 349-7220

Item 5. Other Events

On May 24, 2004, the registrant reported that it had completed the previously announced acquisition of GA Financial Inc., headquartered in Whitehall, PA.  GA Financial Inc. is the parent company of Great American Federal, a federally chartered savings and loan bank also headquartered in Whitehall, PA.  A copy of the press release announcing this acquisition is furnished herein as exhibit 99.1.

Item 7(c). Exhibits

Exhibit 99.1    Press Release dated May 24, 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 24, 2004

FIRST COMMONWEALTH FINANCIAL CORPORATION

By: /S/ DAVID R. TOMB, JR.
David R. Tomb, Jr. Senior Vice President, Secretary and Treasurer